Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Swift Transportation Co., Inc. pertaining to the Swift Transportation Co., Inc. 1999 Stock Option Plan, of our reports dated February 1, 2001, with respect to the consolidated financial statements and schedule of M.S. Carriers, Inc. included in the Annual Report (Form 10-K) of Swift Transportation Co., Inc. for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Memphis, Tennessee
August 20, 2002